SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


Date of Report
(Date of earliest event reported): March 31, 1995 .  .  .  .  .



                    SAN DIEGO GAS & ELECTRIC COMPANY
.  .  .  .  .  .  .  . .  .  .  .  .  .  .  . .  .  .  .  .  .  .

         (Exact name of registrant as specified in its charter)



           CALIFORNIA            1-3779                       95-1184800
.  .  .  .  .  .  .  . .  .  .  .  .  .  .  . .  .  .  .  .  .  .

(State or other jurisdiction of(Commission              (I.R.S. Employer
incorporation or organization)File Number)           Identification No.)



101 ASH STREET, SAN DIEGO, CALIFORNIA                              92101

(Address of principal executive offices)                      (Zip Code)



                                                          (619) 696-2000
Registrant's telephone number, including area code  .  .  .  .  .



.  .  .  .  .  .  .  . .  .  .  .  .  .  .  . .  .  .  .  .  .  .

     (Former name or former address, if changed since last report.)

                               FORM 8-K

Item 5.  Other Events

On March 31, 1995 Wahlco Environmental Systems, Inc. (Wahlco) announced that it is negotiating an agreement, the terms of which would include, among other things, an option for the otherwise-unrelated party to acquire from Pacific Diversified Capital Company (a subsidiary of SDG&E and an 81 percent owner of Wahlco) (PDC) its investment in and receivables from Wahlco. Since the consideration PDC would receive would be less than the carrying amount of its investment and receivables, the negotiations result in a charge to the first quarter earnings of PDC and, thereby, of SDG&E. The amount of the charge is not material to the financial position or results of operations of SDG&E.



Item 7.  Financial Statements and Exhibits

(c)  Exhibits

28.1  March 31, 1995 Wahlco Environmental Systems, Inc. Press Release





                     SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           SAN DIEGO GAS & ELECTRIC COMPANY

                                        (Registrant)


March 31, 1995            By:           /s/ F. H. Ault
- -----------------         ------------------------------------------
     Date                 F. H. Ault, Vice President and Controller